Exhibit 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

May 5, 2010

Tyco International Ltd.

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

Tyco International Finance S.A.

29 avenue de la Porte Neuve

L-2227 Luxembourg

Re:                               Tyco International Ltd.

Tyco International Finance S.A.

3.375% Notes due 2015

Ladies and Gentlemen:

We have examined:  (i) the Registration Statement on Form S-3, File No. 333-153490, as amended (the “Registration Statement”), of Tyco International Finance S.A., a Luxembourg company (the “Company”), and Tyco International Ltd., a Swiss corporation (the “Parent”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of senior or subordinated debt securities of the Company, registered shares of the Parent, contracts for the purchase of debt or equity securities of the Company, the Parent or third parties, warrants for debt or equity securities of the Company, the Parent or third parties, units consisting of one or more debt securities or other securities and guarantees by the Parent of the Debt Securities; (ii) the prospectus dated May 1, 2009 forming a part thereof, together with the documents incorporated therein by reference; (iii) the preliminary prospectus supplement dated April 28, 2010, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on April 28, 2010 (the “Preliminary Prospectus”); and (iv) the final prospectus supplement dated April 28, 2010 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on April 29, 2010 (the “Final Prospectus”, and together with the Base Prospectus and Preliminary Prospectus, the “Prospectus”) in connection with the offering and sale by the Company of its 3.375% Notes due 2015 (the “Debt Securities”).  The Parent will issue a guarantee (the “Guarantee”) of the Debt Securities to the extent described in the Registration Statement and the Prospectus.

In arriving at the opinions expressed below, we have examined the originals, or photostatic or certified copies, of such records of the Company and the Parent and certificates of officers of the Company and the Parent and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We are not admitted or qualified to practice law in Luxembourg or Switzerland.  Therefore, we have relied upon the opinion of Allen & Overy Luxembourg, filed as an exhibit to the Parent’s Form 8-K filed with the Commission on May 5, 2010 (the “Form 8-K”), with respect to matters governed by the laws of Luxembourg and the opinion of Vischer, filed as an exhibit to the Form 8-K, with respect to matters governed by the laws of Switzerland.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (a) the Debt Securities constitute legal, valid and binding obligations of the Company and (b) the Guarantee constitutes a legal, valid and binding obligation of the Parent.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.                                   We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America.  This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.                                     The opinions set forth above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Form 8-K, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP